Exhibit 99.B(11)

[Dechert’s Letterhead]

May 6, 2010

Board of Trustees

ING Variable Products Trust

7337 East Doubletree Ranch Road

Scottsdale, Arizona 85258-2034

Re:           ING Variable Products Trust, on behalf of ING MidCap Opportunities Portfolio

Ladies and Gentlemen:

We have acted as counsel to ING Variable Products Trust, a Massachusetts business trust (the “Trust”), and we have a general familiarity with the Trust’s business operations, practices and procedures.  You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the acquisition by ING MidCap Opportunities Portfolio, a series of the Trust, of the assets of ING Baron Asset Portfolio, a series of ING Partners, Inc., which are being registered on a Form N-14 Registration Statement (the “Registration Statement”) filed by the Trust with the U.S. Securities and Exchange Commission.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion.  We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of, and subject to, the foregoing, it is our opinion that the authorized shares of beneficial interest of ING MidCap Opportunities Portfolio being registered under the Securities Act of 1933, as amended (“1933 Act”), in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable by the Trust when issued in connection with the transfer of the assets of ING Baron Asset Portfolio pursuant to the terms of the Agreement and Plan of Reorganization, a form of which is included in the Registration Statement.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.  In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert LLP